Exhibit 4.5

MELLON PREMIUM FINANCE LOAN OWNER TRUST

Depositor

MELLON BANK, N.A.

Administrator

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of June 24, 2004

MELLON BANK PFL MASTER NOTE TRUST

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Section 12.10.	Headings	22
Section 12.11.	Governing Law	22
Section 12.12.	Integration	22

EXHIBITS
EXHIBIT A
Form of Certificate of Trust		1

EXHIBIT B
Power of Attorney		2

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This AMENDED AND RESTATED TRUST AGREEMENT, is dated as of June 24, 2004 (as amended, supplemented or modified from time to time, this “Agreement”), among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee (in such capacity, the “Owner Trustee”), MELLON PREMIUM FINANCE LOAN OWNER TRUST, a Delaware statutory trust, as Depositor (in such capacity, the “Depositor”), and MELLON BANK, N.A., a national banking association, as administrator hereunder (in such capacity, the “Administrator”).

WHEREAS, the Depositor, Owner Trustee and Administrator created a Delaware statutory trust pursuant to the trust agreement, dated as of March 1, 2004 (the “Original Trust Agreement”);

WHEREAS, the Depositor, Administrator, and the Owner Trustee desire to amend and restate the Original Trust Agreement;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01. Capitalized Terms.

As used in this Agreement and unless the context requires a different meaning, capitalized terms are used in this Agreement with the following meanings:

“Certificate of Trust” means the Certificate of Trust in the form of Exhibit A filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

“Collateral Certificate” means the Series 2004-MC Certificate issued pursuant to the Pooling and Servicing Agreement and the Series 2004-MC Supplement, as amended, supplemented, restated or otherwise modified from time to time

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at c/o JPMorgan Chase, 500 Stanton Christiana Rd., Newark, Delaware 19713, or at such other address as the Owner Trustee may designate by notice to the Depositor or the principal corporate trust office of any successor Owner Trustee at the address designated by such Owner Trustee by notice to the Depositor.

“Expenses” has the meaning assigned to it in Section 8.02.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Parties” has the meaning assigned to it in Section 8.02.

“Indenture” means the Indenture, dated as of June 24, 2004, by and between the Trust and the Indenture Trustee, as the same may be amended or otherwise modified from time to time.

“Indenture Trustee” means Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Investor Interest” has the meaning assigned to it in the Series 2004-MC Supplement.

“Master Trust” means Mellon Bank Premium Finance Loan Master Trust.

“Master Trust Trustee” means Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as trustee under the Pooling and Servicing Agreement and each successor trustee under the Pooling and Servicing Agreement.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of or counsel to the Depositor, which counsel shall be acceptable to the Owner Trustee or the Note Rating Agencies, as applicable.

“Person” means any legal person, including any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pooling and Servicing Agreement” means the Amended and Restated Pooling and Servicing Agreement, dated as of June 15, 2001, among the Trust, the Servicer, the Back-up Servicer and the Trustee, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Series 2004-MC Supplement” means the Series 2004-MC Supplement, relating to the Pooling and Servicing Agreement, which by its terms is identified as being the Series 2004-MC Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Transaction Documents” means the Series 2004-MC Supplement, the Indenture, any Indenture Supplement (as defined in the Indenture), this Agreement, any purchase, placement or underwriting agreement relating to the sale of the Notes and any other documents and certificates delivered in connection therewith.

“Trust” means the Delaware statutory trust established by this Agreement.

“Trust Assets” has the meaning assigned to it in Section 2.06.

“UCC” means the Uniform Commercial Code as in effect in the State of [Delaware] and any other applicable jurisdiction.

Section 1.02. Other Terms.

Capitalized terms used in this Agreement that are not otherwise defined have the meanings ascribed to them in the Indenture.

Section 1.03. Rules of Construction.

Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires:

(a) References to designated articles, sections, and other subdivisions of this Agreement, such as “Section 6.12 (a),” refer to the designated article, section, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, or other subdivision of this Agreement.

(b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

(c) Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available from time to time.

(d) The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e) All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with generally accepted accounting principles. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

(f) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.” Likewise, in setting deadlines or other periods, “by” means “on or before,” and “after” means “from and after.”

(g) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

ARTICLE II

ORGANIZATION;

DECLARATION OF TRUST BY THE OWNER TRUSTEE;

COLLATERAL CERTIFICATE

Section 2.01. Name.

This Trust shall continue to be known as “Mellon Bank PFL Master Note Trust”, in which name the Owner Trustee and the Administrator may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust’s activities shall be conducted only under the name of the Trust.

Section 2.02. Office.

The office of the Trust shall be in care of the Owner Trustee or the Administrator at the Corporate Trust Office or at any other address inside or outside of Delaware as the Owner Trustee or the Administrator designates by written notice to the Depositor.

Section 2.03. Purposes and Powers.

(a) The purpose of the Trust is to engage solely in a program of acquiring interests in the Master Trust and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

(i) to acquire and hold the Collateral Certificate, and other certificates of beneficial interest, of the Master Trust;

(ii) from time to time, grant a security interest in the Collateral Certificate, or other beneficial interests in the Master Trust, including the pledge of any portion of the Investor Interest of the Collateral

Certificate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;

(iii) from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof including the following:

(A)	determining the principal amount of the Notes;

(B)	determining the maturity date of the Notes;

(C)	determining the rate of interest, if any, to be paid on the Notes;

(D)	determining the price or prices at which such Notes will be sold by the Trust;

(E)	determining the provisions, if any, for the redemption of such Notes;

(F)	determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

(G)	preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, the qualification of indentures under the Trust Indenture Act of 1939 and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

(H)	preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the issuance of the Notes;

(I)	listing the Notes on any United States or non-United States securities exchange;

(J)	entering into one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate or currency risk relating to the Notes;

(K)	appointing a paying agent or agents for purposed of payments on the Notes; and

(L)	arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agent for that purpose;

(iv) from time to time receive payments and proceeds with respect to the Collateral Certificate and other certificates of beneficial interest in the Master Trust and the Indenture and either invest or distribute those payments and proceeds;

(v) from time to time make deposits to and withdrawals from accounts established under the Indenture;

(vi) from time to time make and receive payments pursuant to derivative agreements;

(vii) from time to time make payments on the Notes;

(viii) from time to perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being a party to any of the agreements contemplated in clauses (i) through (vii) above; and

(ix) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of payments to the Noteholders and distributions to the Depositor.

In connection with any of the foregoing, the Trust may (x) execute and deliver, and or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interest, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

Section 2.04. Appointment of Owner Trustee.

The Depositor hereby confirms the appointment the Owner Trustee as trustee of the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein.

Section 2.05. Authority.

(a) Subject to the limitations provided in this Agreement, each of the Owner Trustee and the Administrator shall have authority to carry out the purposes of the Trust. An action taken by each of the Owner Trustee and the Administrator in accordance with its powers shall constitute the act of, and serve to bind, the Trust. In dealing with the Owner Trustee or the Administrator acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Owner Trustee or the Administrator to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Owner Trustee and the Administrator as set forth in this Agreement.

Section 2.06. Declaration of Trust.

The Owner Trustee hereby declares that it will hold the initial trust estate, the Collateral Certificate and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any source and any other property held under this Agreement (collectively, the “Trust Assets”) in trust upon and subject to the conditions set forth herein for the use and benefit of the Depositor, subject to the obligations of the Trust under the Transaction Documents to which it is a party. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income tax purposes, the Trust shall be disregarded as an entity separate from the Depositor and the owner of the Trust Assets shall be deemed to be the Depositor. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will not file annual or other tax returns. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed with the Secretary of State the Certificate of Trust.

Section 2.07. Restrictions.

Notwithstanding anything to the contrary contained herein, none of the Depositor, the Owner Trustee nor the Administrator shall take any actions, nor agree to amend this Agreement in any manner, to permit to permit the Trust to do or undertake any of the following actions or activities:

(i) No Other Business. Engage in any business other than the financing, purchasing, owning and managing of the Receivables in the manner contemplated by the Transaction Documents and this Agreement, and activities incidental thereto;

(ii) No Borrowing. Issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as contemplated by or under the Transaction Documents and this Agreement;

(iii) Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by or under the Transaction Documents or this Agreement, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance of any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so), any stock, obligations, assets or other securities of, or any other interest in, or make any capital contribution to, any other Person;

(iv) Capital Expenditures. Make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty); or

(v) Commingling of Funds or Assets. Commingle its funds or other assets with any other person, including any affiliate of the Trust;

provided, however, that if Article XI of the Indenture is amended to permit any of the foregoing activities or if the Indenture has been terminated in accordance with its terms, then the provisions of this Section 2.07 may be amended in accordance with the provisions of Section 12.01 hereof.

Section 2.08. Liability of Depositor.

Subject to Article VIII hereof and the terms of the Transaction Documents, the Depositor shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 2.09. Title to Trust Property.

Legal title to all the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

Section 2.10. Situs of Trust.

The Trust will be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee or the Administrator from having employees within or without the State of Delaware.

Section 2.11. [ Reserved ].

Section 2.12. Transfer of the Collateral Certificate.

(a) In consideration of the delivery to or upon order of the Depositor of the net proceeds of the initial sale of Notes, the Depositor does hereby transfer, assign, set over, pledge and otherwise convey to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Depositor in and to the Collateral Certificate and the proceeds thereof. The parties to this Agreement intend that the conveyance of the Collateral Certificate constitute a sale, not a secured borrowing for accounting purposes. Nevertheless, this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC, and the conveyance by the Depositor provided for in this Agreement shall be deemed to be and hereby is a grant by the Depositor to the Trust of a security interest in and to all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, arising from, or relating to the Collateral Certificate and the proceeds thereof, to secure the rights of the Trust under this Agreement and the obligations of the Depositor hereunder. The Depositor and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the Collateral Certificate created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) To the extent that the Depositor retains any interest in the Collateral Certificate, the Depositor hereby grants to the Indenture Trustee for the benefit of the holders of the Notes a security interest in and to all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, arising from, or relating to the Collateral Certificate and the proceeds thereof (collectively, the “Indenture Collateral”), to secure performance of all of the obligations of the Depositor hereunder. With respect to the Indenture Collateral, the Indenture Trustee shall have all of the rights it has under the Transaction Documents. The Indenture Trustee shall have all of the rights of a secured creditor under the UCC.

Section 2.13. Closing.

The transfer, assignment, set-over, pledge and conveyance of the Collateral Certificate shall take place on the Closing Date (as defined in the Series 2004-MC Supplement), simultaneously with the closing of the transactions contemplated by the Pooling and Servicing Agreement and the Transaction Documents

Section 2.14. Books and Records.

In connection with the transfer, assignment, set-over, pledge and conveyance set forth in Section 2.12, the Depositor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the Collateral Certificate assigned by the Depositor hereunder, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under applicable law to perfect the transfer, assignment, set-over, pledge and conveyance of the Collateral Certificate to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trust on or prior to the Closing Date (excluding such continuation and similar statements, which shall be delivered promptly after filing).

Section 2.15. Holder of the Collateral Certificate.

The Indenture Trustee initially shall be deemed to be the holder of the Collateral Certificate for all purposes under the Pooling and Servicing Agreement and the Series 2004-MC Supplement. To the extent the Collateral Certificate is sold or otherwise transferred to a third-party in connection with the sale or liquidation of the Trust Assets pursuant to the provisions of the Indenture, such transferee shall be deemed to be the holder of the Collateral Certificate for all purposes under the Pooling and Servicing Agreement and the Series 2004-MC Supplement.

Section 2.16. Representations and Warranties of Depositor.

The Depositor makes the following representations and warranties as to the Collateral Certificate on which the Trust is deemed to have relied in acquiring the Collateral Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the transfer and assignment of the Collateral Certificate to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Title. It is the intention of the Depositor (i) that the transfer and assignment contemplated in Section 2.12(a) constitute either (A) a sale of the Collateral Certificate, or (B) a grant of a perfected security interest therein, from the Depositor to the Trust and (ii) to the extent that the Depositor retains any interest in the Collateral Certificate after the transfer and assignment contemplated in Section 2.12(a), that the grant contemplated in Section 2.12(b) constitutes a grant of a perfected security interest therein from the Depositor to the Indenture Trustee for the benefit of the Holders of the Notes and that the beneficial interest in the title to the Collateral Certificate and the other Collateral not be part of the debtor’s estate in the event of the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities of or relating to the Depositor or of or relating to all or substantially all of its property. No interest in the Collateral Certificate has been sold, transferred, assigned or pledged by the Depositor to any Person other than pursuant to this Agreement. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good title to the Collateral Certificate, free and clear of all liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good title to the Collateral Certificate, free and clear of all liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements pursuant to the

UCC. The Depositor has no actual knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.

(b) All Actions Taken. All actions necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Trust a first priority perfected security interest or ownership interest in the Collateral Certificate, and (ii) to give the Indenture Trustee a first priority perfected security interest in the Collateral Certificate, in each case subject to any statutory or other non-consensual liens with respect to the Collateral Certificate, have been taken.

(c) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Agreement or any other Transaction Document, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document and the fulfillment by the Depositor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Depositor or the Trust or upon the collectibility of the Collateral Certificate or upon the ability of the Depositor to perform its obligations under this Agreement).

(d) Transfers Comply. Each of (i) the transfer of the Collateral Certificate by the Depositor to the Trust pursuant to the terms of this Agreement, (ii) the pledge of the Collateral Certificate by the Trust to the Indenture Trustee pursuant to the terms of the Indenture and (iii) the pledge of the Collateral Certificate by the Depositor to the Indenture Trustee for the benefit of the Holders of the Notes pursuant to the terms of this Agreement, comply with the provisions, if any, of the Pooling and Servicing Agreement and the Series 2004-MC Supplement relating to the transfers of the Collateral Certificate.

(e) Transfer Restrictions. No transfer of the Collateral Certificate or any beneficial interest therein may be effected except in accordance with the applicable provisions of the Series Supplement and the Indenture.

Section 2.17. Assignment to Indenture Trustee.

The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Trust, in to and under the Collateral Certificate and the other property described in the Granting Clause of the Indenture and/or the assignment of any or all of the Trust’s rights and obligations hereunder to the Indenture Trustee.

ARTICLE III

LIMITATION ON TRANSFER OF BENEFICIAL INTEREST

Section 3.01. Beneficial Ownership.

The Depositor shall at all times retain sole ownership of its uncertificated beneficial interest in the Trust.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01. Prior Notice to Depositor with Respect to Certain Matters.

With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Depositor in writing of the proposed action and the Depositor shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Depositor has withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust; or

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act).

Section 4.02. Action by Depositor with Respect to Certain Matters.

The Owner Trustee shall not have the power, except upon the direction of the Depositor, to (a) remove the Administrator pursuant to Section 9.08, (b) appoint a successor Administrator pursuant to Section 9.08 or (c) except as provided in the Transaction Documents, sell the Trust Assets. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Depositor.

Section 4.03. [Reserved].

Section 4.04. Restrictions on Depositor Power.

The Depositor shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any other Transaction Document or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01. Application of Trust Funds.

(a) All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Depositor.

(b) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Depositor, such tax shall reduce the amount otherwise distributable to the Depositor in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Depositor sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Depositor shall be treated as cash distributed to the Depositor at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If the Trustee receives an opinion from Federal tax counsel that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

Section 5.02. Payments from Trust Assets Only.

All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Assets. The Depositor agrees that it will look solely to the income and capital proceeds derived from the Trust Assets (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Depositor or to any other Person.

Section 5.03. Method of Payment.

All amounts payable to the Depositor pursuant to this Agreement will be paid by the Administrator or the Owner Trustee on behalf of the Trust to the Depositor or a nominee therefor in such manner as the Depositor may from time designate in written instructions to the Administrator or the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust no later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Administrator or the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

Section 5.04. No Segregation of Moneys; No Interest.

Subject to Sections 5.01 through 5.03, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.05. Accounting and Reports to Depositor, Internal Revenue Service and Others.

The Administrator shall deliver to the Depositor such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Depositor to prepare its federal and State income tax returns. Consistent with the Trust’s characterization for tax purposes as a disregarded entity, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust or the Depositor shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Administrator shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Depositor at least five days before such returns are due to be filed. The Depositor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Administrator and such returns shall be filed by, or at the direction of, the Administrator with the appropriate tax authorities. In no event shall the Owner Trustee or the Depositor be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee which constitutes gross negligence or willful misconduct or if the Depositor is in breach of its obligations under this Agreement.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01. General Authority.

The Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Transaction Documents.

Section 6.02. General Duties.

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Depositor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and the obligations of the Trust under the Transaction Documents to the extent the Administrator has agreed herein to perform any act or to discharge any duty of the Owner Trustee hereunder or the Trust under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations hereunder or thereunder.

Section 6.03. Action upon Instruction.

(a) Subject to Article IV and in accordance with the terms of the Transaction Documents, the Depositor may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Depositor pursuant to Article IV.

(b) The Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is (i) unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Transaction Document, (ii) unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision or (iii) in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

Section 6.04. No Duties Except as Specified in Agreement or Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Transaction Document.

Section 6.05. No Action Except under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06. Restrictions.

The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a responsible officer of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Depositor shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

Section 6.07. Not Responsible for Recitals or Sufficiency of Agreement.

The recitals contained in this Agreement shall be taken as the statements of the Depositor, and the Owner Trustee does not assume any responsibility for their correctness. The Owner Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement.

ARTICLE VII

CONCERNING OWNER TRUSTEE

Section 7.01. Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of the Transaction Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

(b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Depositor;

(c) No provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Certificates;

(e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, or for or in respect of the validity or sufficiency of the Transaction Documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder or to the Depositor, other than as expressly provided for herein or expressly agreed to in the Transaction Documents;

(f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator or the Depositor hereunder, the Servicer, the Back-up Servicer or the Trustee under the Pooling and Servicing Agreement or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or any other Transaction Document that are required to be performed by the Administrator hereunder, the Trustee, the Servicer or the Back-up Servicer under the Pooling and Servicing Agreement; and

(g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under any Transaction Document, at the request, order or direction of the Depositor, unless the Depositor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

Section 7.02. Furnishing of Documents.

The Owner Trustee shall furnish to the Depositor, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.03. Representations and Warranties.

The Owner Trustee hereby represents and warrants to the Depositor, that:

(a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it or constitute any default under its charter documents or bylaws.

Section 7.04. Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine or believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

Section 7.05. Not Acting in Individual Capacity.

Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank USA, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Assets for payment or satisfaction thereof.

Section 7.06. Owner Trustee Not Liable for Payment Obligations or Transferred Securities.

The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of any Transaction Document or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created in any Receivable, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or its ability to generate the payments to be distributed to the Depositor under this Agreement, including, without limitation: the existence, condition and ownership of any Receivable, the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the validity of the transfer of any Receivable to the Trust or of any intervening transfer or assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, taken in the name of the Owner Trustee or the Trust.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01. Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.02. Indemnification.

(a) The Administrator shall be liable as primary obligor for, and shall indemnify the Owner Trustee (in its individual and trust capacities) and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in clauses (i) and (ii) of the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement.

(b) To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Party shall, from time to time, be advanced by, or on behalf of, the Administrator prior to the final disposition of any matter upon receipt by the Administrator of an undertaking by, or on behalf of, such Indemnified Party to repay such amount if it shall be finally determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified under this Agreement.

(c) As security for any amounts owing to the Owner Trustee hereunder, the Owner Trustee shall have a lien against the Trust Assets, which lien shall be prior to the rights of the Administrator.

Section 8.03. Payments to Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Assets immediately after such payment.

ARTICLE IX

APPOINTMENT AND DUTIES OF ADMINISTRATOR

Section 9.01. Appointment of Administrator.

Pursuant to Section 3806(b)(7) of the Statutory Trust Act, the Trust hereby appoints Mellon Bank, N.A. as Administrator of the Trust for purposes of performing certain duties of the Trust and the Owner Trustee as set forth herein. Under no circumstances shall the Owner Trustee be responsible for the supervision of the Administrator. The Administrator is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement in such form as the Depositor shall approve, as evidenced conclusively by the Administrator’s execution thereof.

Section 9.02. Duties of Administrator.

(a) The Administrator shall take all appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Transaction Documents, including, without limitation, the performance of such calculations and the preparation of, and execution on behalf of the Trust of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents or under Article V hereof, and the Administrator shall notify the Owner Trustee of all such action taken. In furtherance thereof, the Owner Trustee shall, on behalf of the Trust, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit B hereto, appointing the Administrator the attorney-in-fact of the Trust for the purpose of executing on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions. Subject to Article V of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Assets or the Transaction Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(b) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and the Trustee in the event that any withholding tax is imposed on the Trust’s payments to the Depositor as contemplated in Section 5.01(b) herein. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee and the Trustee pursuant to such provision.

(c) The Administrator shall determine on behalf of the Trust whether any conditions precedent to the purchase of the Receivables, the issuance of the Investor Certificates or any other action of the Trust under the Transaction Documents has been satisfied. The Owner Trustee may conclusively rely upon a certificate of the Administrator as to satisfaction of the foregoing.

(d) The Administrator shall perform the duties of the Administrator specified in Section 11.02 herein required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator this Agreement.

(e) The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

(f) The Administrator shall furnish to the Owner Trustee from time to time such additional information regarding the Trust Assets as the Owner Trustee shall reasonably request.

(g) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates.

(h) The Administrator shall have the fiduciary duties of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware, as amended. The Administrator shall not be liable for monetary damages to the Trust or any other Person to the fullest extent such limitation of personal liability is permitted under the Statutory Trust Act.

Section 9.03. Non-Ministerial Matters.

With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Depositor of the proposed action and the Depositor shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation: (i) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust; and (ii) the amendment, change or modification of the Transaction Documents.

Section 9.04. Indemnification of Indemnified Parties.

The Administrator will indemnify the Indemnified Parties for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the Administrator’s acceptance or administration of the transactions contemplated by this Agreement or the Transaction Documents or the failure by the Administrator to perform its duties or obligations in accordance with this Agreement or the Transaction Documents, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Administrator’s powers or duties under this Agreement.

Section 9.05. Compensation.

As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $5,000 per year; provided, however, that the Administrator may, with prior written notice to the Depositor, the Trust and the Owner Trustee, waive its rights to compensation hereunder and Mellon Bank, N.A., as the initial Administrator hereby gives written notice to the Depositor, the Trust and the Owner Trustee that until further written notice to the contrary, it waives its right to receive such compensation.

Section 9.06. Independence of Administrator.

For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Owner Trustee, the Administrator shall have no authority to act for or represent the Owner Trustee in any way and shall not otherwise be deemed an agent of the Owner Trustee.

Section 9.07. Other Activities of Administrator.

Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust or the Owner Trustee.

Section 9.08. Resignation and Removal of Administrator.

(a) The obligations of the Administrator pursuant to this Article IX shall continue until the termination of the Trust, upon which event such obligations will terminate.

(b) Subject to Section 9.08(e), the Administrator may resign its duties hereunder by providing the Trust with at least 60 days’ prior written notice.

(c) Subject to Section 9.08(e), the Trust and the Owner Trustee may remove the Administrator without cause on 60 days’ prior written notice to the Administrator at any time.

(d) Subject to Section 9.08(e), at the sole option of the Trust, the Administrator may be removed immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of cure as shall be reasonably satisfactory to the Trust);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trust and a Responsible Officer of the Owner Trustee within seven days after the happening of such event.

(e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Trust and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

Section 9.09. Action upon Termination, Resignation or Removal.

Promptly upon the effective date of termination of this Agreement pursuant to Section 9.08(a) or the resignation or removal of the Administrator pursuant to Section 9.08(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9.08(a) deliver to the Trust all property and documents of or relating to the Trust Assets then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9.08(b) or (c), respectively, the Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the Administrator.

ARTICLE X

TERMINATION OF AGREEMENT

Section 10.01. Termination of Agreement.

(a) The Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Transaction Documents and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of the Depositor shall not (x) operate to terminate this Agreement or the Trust or (y) entitle the Depositor’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 10.01(a), the Depositor shall not be entitled to dissolve, revoke or terminate the Trust.

(c) Upon the winding up of the Trust and payment of all liabilities of the Trust in accordance with Section 3808 of the Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act. Thereupon, this Agreement (other than Article VIII) and the Trust shall terminate. The Owner Trustee shall be entitled to rely conclusively upon the directions of the Administrator with respect to winding up the Trust.

ARTICLE XI

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 11.01. Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 11.02.

Section 11.02. Resignation or Removal of Owner Trustee.

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 11.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 11.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Note Rating Agencies.

Section 11.03. Successor Owner Trustee.

Any successor Owner Trustee appointed pursuant to Section 11.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 11.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Depositor and the Note Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

The successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business in the State of Delaware of such successor Owner Trustee.

Section 11.04. Merger or Consolidation of Owner Trustee.

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such corporation shall be eligible pursuant to Section 11.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Note Rating Agencies.

Section 11.05. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets or any Receivables may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 11.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.03 except for a notice of such appointment to be delivered by the Owner Trustee to the Note Rating Agencies.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Supplements and Amendments.

This Agreement may be amended by the Depositor, the Administrator and the Owner Trustee to cure any ambiguity and to correct or supplement any provisions in this Agreement. This Agreement may also be amended by the parties hereto, with prior written notice to the Note Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions herein.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Transaction Documents. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

In connection with the execution of any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement and the Transaction Documents and that all conditions precedent in the Transaction Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

Section 12.02. No Legal Title to Trust Assets in Depositor.

The Depositor shall not have legal title to any part of the Trust Assets. The Depositor shall be entitled to receive distributions with respect to its beneficial interest therein only in accordance with Articles V and X. No transfer, by operation of law or otherwise, of any right, title or interest of the Depositor to and in its ownership interest in the Trust Assets shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

Section 12.03. Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor and the Administrator, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 12.04. Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (i) if to the Owner Trustee, addressed to the Corporate Trust Office; (ii) if to the Mellon Premium Finance Loan Owner Trust, c/o Chase Manhattan Bank, USA, National Association, 1201 North Market Street, Wilmington, Delaware 19801, Attention Corporate Trust Administrator, with a copy to Mellon Bank, N.A., One Mellon Center, Suite 1910, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Chief Financial Officer and General Counsel, (iii) if to the Administrator, addressed to Mellon Bank, N.A., One Mellon Center, Suite 1910, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Chief Financial Officer and General Counsel, or (iv) as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 12.05. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.06. Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.07. Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Administrator and its permitted assigns, the Owner Trustee and its successors and the Depositor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor.

Section 12.08. No Petition.

The Owner Trustee, the Administrator and the Depositor, by entering into this Agreement, hereby covenant and agree that they will not at any time petition or otherwise invoke or cause the Trust to invoke the power of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Trust Assets or ordering the winding-up or liquidation of the affairs of the Trust or in connection with any obligations relating to any of the Transaction Documents. Nothing herein shall prohibit the Owner Trustee from participating in or filing proofs of claim in respect of any such proceeding instituted by any other Person.

Section 12.09. No Recourse.

The Depositor by entering into this Agreement acknowledges that it holds a beneficial interest in the Trust only and not in interests in or obligations of the Administrator, the Owner Trustee or any affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents.

Section 12.10. Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.11. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.12. Integration.

This Agreement represents the agreement of the Depositor and the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Depositor or the parties hereto relating to the subject matter hereof not expressly set forth or referred to herein.

IN WITNESS WHEREOF, the parties hereto have caused this AMENDED AND RESTATED TRUST AGREEMENT to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ JOHN J. CASHIN
Name:	John J. Cashin
Title:	Vice President

MELLON BANK, N.A., as Administrator

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

MELLON PREMIUM FINANCE LOAN OWNER TRUST, as Depositor

By:	MELLON BANK, N.A., its administrator

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

EXHIBIT A

Form of Certificate of Trust

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EXHIBIT B

POWER OF ATTORNEY

STATE OF DELAWARE	}
}
COUNTY OF NEW CASTLE	}

KNOW ALL MEN BY THESE PRESENTS, that MELLON BANK PFL MASTER NOTE TRUST, a Delaware statutory trust (the “Trust”), hereby appoints MELLON BANK, N.A. as administrator under the Amended and Restated Trust Agreement, dated as of June 24, 2004 (the “Trust Agreement”), among Mellon Premium Finance Loan Owner Trust, as depositor, Mellon Bank, N.A, as Administrator, and Chase Manhattan Bank USA, National Association, as owner trustee (the “Owner Trustee”), and its agents and attorneys as Attorneys-in-Fact to execute on behalf of the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Transaction Documents, or pursuant to the Trust Agreement, including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Trust could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Trust Agreement.

EXECUTED this              of June, 2004.

MELLON PREMIUM FINANCE LOAN OWNER TRUST
By:	Chase Manhattan Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

2

STATE OF DELAWARE	}
}
COUNTY OF NEW CASTLE	}

Before me, the undersigned authority, on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instruments, and acknowledged to me that he signed the same for the purposes and considerations therein expressed.

Sworn to before me this

day of June, 2004.

Notary Public - State of Delaware

3